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                           [ELLIS FOSTER LETTERHEAD]
                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to use in the Registration Statement on Form 20F of our report dated January 27, 1997 relating to the consolidated balance sheets of Minco Mining & Metals Corporation as at December 31, 1996 and 1995 and the consolidated statements of operations and deficit and changes in financial position for the periods then ended.

Vancouver, Canada                                   /s/ Ellis Foster
November 12,1997                                  Chartered Accountants